Exhibit 4

BALANCE SHEET

JBIC Operations (unaudited)

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥978,074	¥455,113	$11,763
Cash	0	0	0
Due from bank	978,074	455,112	11,763
Securities	76,453	44,280	919
Other securities	76,453	44,280	919
Loans and bills discounted	8,376,794	8,771,342	100,743
Loans on deeds	8,376,794	8,771,342	100,743
Other assets	1,001,457	724,223	12,044
Prepaid expenses	234	225	4
Accrued income	29,379	30,685	353
Derivatives other than for trading-assets	966,988	693,022	11,629
Other	4,855	290	58
Property, plant and equipment	37,664	37,903	453
Buildings	3,488	3,554	42
Land	33,881	33,881	407
Lease assets	58	79	1
Construction in progress	2	90	0
Other	233	296	3
Intangible assets	2,349	2,320	29
Software	2,116	2,025	25
Lease assets	218	259	4
Other	14	34	0
Customers’ liabilities for acceptances and guarantees	2,443,266	1,977,071	29,384
Allowance for loan losses	(134,417)	(145,354)	(1,617)

Total assets	¥12,781,643	¥11,866,899	$153,718

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Borrowed money	¥5,502,495	¥5,267,246	$66,176
Borrowings	5,502,495	5,267,246	66,176
Bonds payable	2,703,551	2,598,954	32,514
Other liabilities	71,181	56,394	856
Accrued expenses	29,911	32,809	360
Unearned revenue	38,881	21,534	468
Derivatives other than for trading-liabilities	1,899	1,598	23
Lease obligations	290	356	3
Other	198	94	2
Provision for bonuses	465	511	6
Provision for directors’ bonuses	6	6	0
Provision for retirement benefits	12,135	11,872	146
Provision for directors’ retirement benefits	28	17	0
Acceptances and guarantees	2,443,266	1,977,071	29,384

Total liabilities	¥10,733,129	¥9,912,072	$129,082

Net Assets:
Capital Stock	¥1,091,000	¥1,055,500	$13,121
Retained earnings	801,398	759,218	9,638
Legal retained earnings	742,615	726,011	8,931
Other retained earnings	58,783	33,207	707
Retained earnings brought forward	58,783	33,207	707

Total shareholders’ equity	1,892,398	1,814,718	22,759

Valuation and difference on available for sale securities	(1,665)	(687)	(21)
Deferred gains or losses on hedges	157,781	140,795	1,898

Valuation and translation adjustments	156,115	140,107	1,877

Total net assets	¥2,048,513	¥1,954,826	$24,636

Total liabilities and net assets	¥12,781,643	¥11,866,899	$153,718

STATEMENTS OF OPERATIONS

JBIC Operations (unaudited)

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥197,217	¥191,178	$2,372
Interest income	178,661	179,396	2,148
Interest on loans and discounts	122,329	143,212	1,471
Interest and dividends on securities	48	—	1
Interest on deposit with banks	1,199	547	14
Interest on interest swaps	55,061	35,617	662
Other interest income	22	19	0
Fees and Commissions	13,183	11,144	159
Other fees and commissions	13,183	11,144	159
Other ordinary income	74	33	1
Other	74	33	1
Other income	5,298	604	64
Other	5,298	604	64
Ordinary expenses:	147,576	163,355	1,775
Interest expenses	118,777	122,322	1,428
Interest on borrowings and rediscounts	55,696	58,349	670
Interest on bonds	63,081	63,973	758
Fees and commissions payments	1,332	1,107	16
Other fees and commissions	1,332	1,107	16
Other ordinary expenses	3,370	4,679	41
Loss on foreign exchange transactions	2,501	3,416	30
Amortization of bond issuance cost	651	854	8
Expenses on derivatives other than for trading or hedging	8	68	0
Other	209	340	3
General and administrative expenses	15,861	16,392	191
Other expenses	8,233	18,854	99
Provision of allowance for loan losses	8,232	18,853	99
Other	0	0	0
Ordinary profit	49,641	27,823	597
Extraordinary income	9,142	5,388	110
Gain on disposal of noncurrent assets	0	0	0
Recoveries of written-off claims	8,715	5,387	105
Other	425	—	5
Extraordinary losses	0	3	0
Loss on disposal of noncurrent assets	0	3	0
Net income	¥58,783	¥33,207	$707

STATEMENTS OF CASH FLOWS

JBIC Operations (unaudited)

	March 31, 2011	March 31, 2010	March 31, 2011
	(In millions of yen)	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income	¥58,783	¥33,207	$707
Depreciation and amortization	1,586	1,775	19
Increase (decrease) in allowance for loan losses	(10,936)	18,853	(132)
Decrease in provision for bonuses	(45)	(70)	(1)
Decrease in provision for directors’ bonuses	(0)	(1)	(0)
Increase in provision for retirement benefits	263	260	3
Increase in provision for directors’ retirement benefits	11	11	0
Gain on fund management	(178,661)	(179,396)	(2,148)
Financing expenses	118,777	122,322	1,428
Gain related to securities	(3,372)	(215)	(40)
Foreign exchange losses	9,744	5,650	117
Loss (gain) on disposal of noncurrent assets	(0)	3	(0)
Net decrease (increase) in loans and bills discounted	394,547	(1,528,273)	4,745
Net increase in borrowed money	235,249	1,247,399	2,829
Net decrease in deposit	(290,000)	(210,000)	(3,488)
Increase in straight bonds-issuance and redemption	103,824	504,973	1,249
Proceeds from fund management	179,234	193,180	2,156
Payments for finance	(120,913)	(116,979)	(1,454)
Other	(243,009)	(73,150)	(2,922)
Subtotal	255,083	19,550	3,068
Net cash provided by operating activities	255,083	19,550	3,068
Cash flow from investing activities
Purchase of securities	(45,823)	(13,634)	(551)
Proceeds from sales of securities	16,027	38	193
Purchase of property, plant and equipment	(217)	(164)	(3)
Proceeds from sales of property, plant and equipment	1	1	0
Purchase of intangible assets	(1,105)	(706)	(13)
Net cash used in investing activities	(31,116)	(14,464)	(374)
Cash flow from financing activities
Proceeds from issuance of common stock	35,500	20,000	427
Repayments of lease obligations	(157)	(121)	(2)
Payment to national treasury	(16,603)	(13,419)	(200)
Net cash provided by financing activities	18,739	6,459	225
Effect of exchange rate change on cash and cash equivalents	(9,744)	(5,650)	(117)
Net increase in cash and cash equivalents	232,961	5,894	2,802
Cash and cash equivalents at the beginning of period	245,113	239,218	2,948
Cash and cash equivalents at the end of period	¥478,074	¥245,113	$5,750

BALANCE SHEET

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of U.S. dollars)
Assets:
Cash and due from banks	¥359	$4
Due from bank	359	4
Other assets	0	0
Other	0	0
Property, plant and equipment	0	0
Other	0	0

Total assets	¥360	$4

	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of U.S. dollars)
Liabilities:
Other liabilities	¥1	$0
Accrued expenses	1	0
Provision for bonuses	4	0
Provision for directors’ bonuses	0	0
Provision for retirement benefits	113	1
Provision for directors’ retirement benefits	0	0

Total liabilities	¥119	$1

Net Assets:
Retained earnings	¥241	$3
Other retained earnings	241	3
Retained earnings brought forward	241	3

Total shareholders’ equity	241	3

Total net assets	¥241	$3

Total liabilities and net assets	¥360	$4

STATEMENTS OF OPERATIONS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of U.S. dollars)
Ordinary income:	¥411	$5
Receipts from the national budget	411	4
Receipts from general account of the national budget	411	4
Other income	0	0
Other	0	0
Ordinary expenses:	170	2
Fees and commissions payments	22	0
Other fees and commissions	22	0
General and administrative expenses	147	2
Ordinary profit	241	3
Net income	¥241	$3

STATEMENTS OF CASH FLOWS

Financial Operations for Facilitating Realignment of United States Forces in Japan (unaudited)

	March 31, 2011	March 31, 2011
	(In millions of yen)	(In millions of U.S. dollars)
Cash flow from operating activities
Net income	¥241	$3
Depreciation and amortization	0	0
Increase (decrease) in provision for bonuses	4	0
Increase (decrease) in provision for directors’ bonuses	0	0
Increase in provision for retirement benefits	113	1
Increase in provision for directors’ retirement benefits	0	0
Other	1	0
Subtotal	360	4
Net cash provided by operating activities	360	4
Cash flow from investing activities
Purchase of property, plant and equipment	(0)	(0)
Net cash used in investing activities	(0)	(0)
Cash flow from financing activities
Proceeds from issuance of common stock	—	—
Repayments of lease obligations	—	—
Payment to national treasury	—	—
Net cash provided by (used in) financing activities	—	—
Effect of exchange rate change on cash and cash equivalents	—	—
Net increase in cash and cash equivalents	359	4
Cash and cash equivalents at the beginning of period	—	—
Cash and cash equivalents at the end of period	¥359	$4